MoneyGram Enters Into Definitive Agreement with Investor Group
Led By Thomas H. Lee Partners, L.P. and Goldman Sachs
Reaches Multi-Year Extension of Contract with Wal-Mart;
Provides Portfolio Update
MINNEAPOLIS February 12, 2008 — MoneyGram International, Inc. (NYSE:MGI) today announced that it has entered into a definitive agreement with an investment group (the “Investors”) led by Thomas H. Lee Partners, L.P. (THL) and Goldman, Sachs & Co. (Goldman Sachs), concerning a comprehensive recapitalization of the Company.
Components of the recapitalization include the following:
•	The Investors, which include affiliates of THL and affiliates of Goldman Sachs are expected to make an equity investment of approximately $710 million (with a maximum amount of $775 million), with the exact amount to be determined by the price at which the Company is able to sell certain investment portfolio assets as required under the terms of the agreement.

•	The Company has also entered into an agreement with affiliates of Goldman Sachs to provide debt financing of up to $500 million and the Company is expected to obtain an additional $200 million in debt financing prior to the close of the transaction.

•	The Company also expects to have $350 million outstanding or available under its existing credit agreement, and will seek amendments from its existing lenders to modify certain terms and to permit those amounts to remain outstanding or available.
The Company also announced a multi-year extension through January 2013 of its financial services agreement with Wal-Mart. MoneyGram provides the money transfer, urgent bill payment and money order services for customers in more than 3,500 Wal-Mart stores, including Wal-Mart MoneyCenters. The Company’s multi-year extension with Wal-Mart is conditioned on the consummation of the transaction.
“The Board of Directors of MoneyGram, after careful consideration in conjunction with its independent advisors, unanimously supports this transaction and believes it is in the best interests of MoneyGram,” said Philip W. Milne, President, Chief Executive Officer and Chairman. “The Board also believes this transaction results in the best alternative available to its shareholders and is critical to the long-term health and vitality of MoneyGram. It will provide the Company the necessary additional capital to significantly strengthen its balance sheet and position us to assure the highest quality service to our customers as well as the more than 143,000 agents who represent us around the world. We believe this transaction is a long-term vote of confidence by THL and Goldman Sachs in a recapitalized MoneyGram and its future growth potential.”

Upon closing of the transaction, it is expected that the Investors will receive a combination of nonvoting preferred stock with an aggregate liquidation preference equal to approximately $710 million (assuming a $710 million investment) and common or common equivalent stock representing approximately 19.9% of the currently outstanding common stock of the Company. The nonvoting preferred stock received at the closing will have an initial interest rate of 20%, which will increase over time up to a maximum of 22%, and will have contingent value rights tied to the future value of the Company’s common stock.
Upon receipt of shareholder approval and certain state regulatory approvals, the nonvoting preferred stock, common stock, common stock equivalents and contingent value rights received will be exchanged for convertible voting preferred stock. The convertible voting preferred stock will pay a cash dividend of 10% or may accrue dividends at a rate of 12.5% in lieu of paying in cash. The Company expects it is likely that dividends will be accrued and not paid in cash for at least 4 years. The convertible voting preferred stock will be convertible into shares of common stock of the Company at a price of $5.00 per share, which is expected to give the Investors an initial equity interest of approximately 63%, assuming a $710 million investment. The committed debt from affiliates of Goldman Sachs provides for 13.25% senior second lien notes with a 10-year term, and is not callable by the Company for 5 years. The interest rate on the $200 million of additional senior debt is expected to be no more than LIBOR plus 625 basis points.
Investment Portfolio Update
Through February 11, 2008, the Company sold a total of approximately $1.8 billion of investment portfolio securities, resulting in a realized loss of approximately $380 million, which was an incremental $220 million from the unrealized losses related to its investment portfolio securities at November 30, 2007. These amounts include the results of the $1.3 billion sale previously disclosed on January 14, 2008.
Additional losses may be realized in connection with the liquidation of $1.9 billion in certain investment portfolio assets prior to closing, as required under the terms of the transaction. However, the Company believes that based on current market conditions, and taking into account the unrealized losses and additional losses from the required liquidation, it will meet the condition to closing that aggregate realized and unrealized losses related to the investment portfolio shall not exceed $1.7 billion. The investment portfolio remaining after asset sales will consist primarily of cash and cash equivalents, U.S. agencies and agency residential mortgage backed securities.
“Go Shop” Provision
The agreement includes a “go shop” provision that permits the Company’s Board with the assistance of its advisors including J.P. Morgan Securities Inc., to solicit, receive and evaluate alternative proposals from third parties, including from Euronet Worldwide, Inc. for a period through March 7, 2008. There is no assurance that such solicitation will result in an alternative superior transaction and the Investors would have the right to top any superior proposal. In accordance with the agreement, the Company may also, at any time, subject to the agreement, respond to unsolicited proposals. If no superior offer is received during the “go shop” period, the transaction will close within 5 days of the expiration of that period, if the conditions have been satisfied. If a superior proposal leads to the execution of a definitive agreement, the Company would be obligated to pay a $15 million break-up fee to the Investors and approximately $37.5 million of other fees paid to the Investors and affiliates of Goldman Sachs as of the date of the agreement would become non-refundable. There can be no assurance that solicitation of superior proposals will result in an alternative transaction. The extension of the Wal-Mart agreement is also conditioned upon the completion of the transaction and there can be no assurance that a similar agreement could be reached between Wal-Mart and any competing bidder.
Board Approval
At its meeting on February 11, 2008, the Board of Directors of MoneyGram unanimously approved the Company’s entry into the purchase agreement with the Investors and the note purchase agreement with affiliates of Goldman Sachs. The Board retained J.P. Morgan Securities Inc. and Duff & Phelps LLC as financial advisors, each of whom provided a fairness opinion to the Board. J.P. Morgan Securities Inc. also acted as placement agent to MoneyGram on the transaction.
Closing Conditions
Closing of the Transaction is conditioned upon the Company securing the additional $200 million in debt financing discussed above at an interest rate no higher than LIBOR plus 625 basis points and on other terms contemplated by the proposed debt documentation; amendment of its $350 million credit agreement on terms set forth on an exhibit to the definitive agreement; there not having been a “material adverse effect” on the Company as defined in the purchase agreement; the Company being in compliance (on a pro forma for the Transaction basis) with certain ratios of unrestricted assets to payment services liabilities, and with certain cash cushion requirements set forth in the purchase agreement; the Company not having received a notice from any state that it cannot conduct business in such state; the Company having received an unqualified opinion from its external auditor regarding its fiscal year 2007 consolidated financial statements, or, if no opinion is received prior to the closing, a determination by each Investor in its sole discretion that the Company will obtain an unqualified opinion within a certain period of time after the closing; the Company having resolved all outstanding comments from the SEC on the Company’s prior financial statements; the Investors being satisfied with the Company’s internal controls and procedures; and the Company having liquidated approximately $1.9 billion in certain of the Company’s existing portfolio securities, and the loss realized on such sale, when aggregated with any other realized and unrealized loss on portfolio securities of the Company as of the closing not having exceeded $1.7 billion, calculated in accordance with the purchase agreement. The Transaction is also conditioned upon other customary closing conditions. There can be no assurance that the conditions will be satisfied and the transaction will close. If the transaction does not close, the Company would expect to seek alternative sources of liquidity and capital.

In connection with the execution of the equity and debt agreements, the Company paid arrangement and other fees to affiliates of THL and Goldman Sachs in an aggregate amount of $37.5 million. If the Transaction is terminated prior to the closing, two-thirds of these fees would be returned to the Company, except that no amounts would be returned in the event of termination in connection with the Company’s acceptance of a superior proposal (and an additional $15 million break-up fee would be paid, as described above) or as a result of the Company’s willful breach, and 100% of the amounts would be returned in the event that the Transaction fails to close as a result of the failure of conditions related to termination of competition act waiting periods or to the absence of injunctions, or as a result of Investors’ willful breach. The Company has also agreed to reimburse certain out of pocket expenses of THL and Goldman Sachs
About MoneyGram International, Inc.
MoneyGram International, Inc. is a leading global payment services company. The company’s major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. MoneyGram is a New York Stock Exchange listed company, with $1.16 billion in revenue in 2006 and approximately 143,000 global money transfer agent locations in 170 countries and territories. For more information, visit the company’s website at www.moneygram.com.
About Thomas H. Lee Partners, L.P.
Thomas H. Lee Partners, L.P. is one of the oldest and most successful private equity investment firms in the United States. Since its establishment in 1974, THL has been the preeminent growth buyout firm, raising approximately $22 billion of equity capital, investing in more than 100 businesses with an aggregate purchase price of more than $125 billion, completing over 200 add-on transactions and generating superior returns for its investors. THL focuses its high value-added strategy on growth businesses, partnering with the best managers in an industry to build great companies through strong organic growth and targeted add-on acquisitions. Notable transactions sponsored by THL include Aramark, Ceridian, Dunkin’ Brands, Experian, Fidelity National Information Services, Grupo ONO, HomeSide Lending, Houghton Mifflin, Michael Foods, The Nielsen Company, Nortek, ProSiebenSat.1, Simmons Bedding Company, Snapple, Univision, Warner Chilcott, Warner Music Group and West Corporation. For more information please visit www.THL.com.
About Goldman Sachs
Founded in 1869, Goldman Sachs is one of the world’s oldest and largest investment banking firms. Goldman Sachs is also a global leader in private corporate equity and mezzanine investing. Since 1992, Goldman Sachs’ Principal Investment Area within its Merchant Banking Division has raised 13 funds with approximately $70 billion of capital for privately negotiated equity and mezzanine investments. For more information please visit www.gs.com.

Forward Looking Statements The statements contained in this press release regarding MoneyGram International, Inc. that are not historical facts are forward-looking statements and are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances due to a number of factors, including, but not limited to: (a) the Company’s ability to satisfy the conditions to consummation of the Transaction, including without limitation the amendment of the Company’s existing credit facilities and the raising of an additional $200 million of senior indebtedness at an interest rate no higher than LIBOR plus 625 basis points and other terms contemplated by the purchase agreement; (b) the Company’s ability to sell portfolio securities as agreed in the Transaction while incurring a total loss no higher than that specified in the purchase agreement, as well as any additional material changes in the market value of securities we hold and/or permanent impairments of portfolio securities; (c) the Company’s retention of clearing banks, money transfer agents and other customers during the pendency of or in the absence of a transaction; (d) additional costs and expenses incurred as a result of any recapitalization and related matters; (e) loss of one or more key customers or the inability to maintain the Company’s network in our Global Funds Transfer segment; (f) the Company’s ability to continue to effectively operate the Payments Systems segment pending the receipt of additional long-term capital and in light of changes implemented or to be implemented as a result of the previously disclosed strategic review of that business, the Transaction and the additional indebtedness expected to be incurred; (g) the Company’s ability to maintain sufficient liquidity, capital and assets; (h) the Company’s ability to maintain all required state and international licenses required to operate the Company’s business; (i) risks of shareholder or other litigation or government investigations of the Company or its agents that could result in material settlements, fines or penalties risks (j) risk of further downgrade in the Company’s credit ratings which could affect the Company’s cost of funds; (k) the Company’s ability to manage credit risk related to its investment portfolio and its use of derivatives; l) unexpected liquidity or capital needs including those arising from the exit of customer banks and requirements of clearing banks, and the Company’s ability to secure additional sources of capital; (m) ability to successfully develop and timely introduce new and enhanced products and services; n) ability to protect and defend the intellectual property rights related to the Company’s existing and any new or enhanced products and services; (o) our ability to continue to compete effectively; (p) The Company’s and its agents’ ability to comply with U.S. and international licensing and regulatory requirements; (q) conducting money transfer transactions through agents in regions that are politically volatile and/or in a limited number of cases, subject to certain OFAC restrictions; (r) ability to manage security risks related to the Company’s electronic processing and transmission of confidential customer information; (s) ability to process and settle transactions accurately and the efficient and uninterrupted operation of the Company’s computer network systems and data centers; (t) ability to manage credit and fraud risks from the Company’s retail agents; (u) ability to manage reputational damage to the Company’s brand due to the events leading to the recapitalization as well as fraudulent or other unintended use of its services; (v) fluctuations in interest rates; (w) ability to manage risks related to opening of new retail locations and acquisition of businesses; (x) material slow down or complete disruption in international migration patterns; (y) ability for us and our agents to maintain adequate banking relationships, including relationships with clearing banks; (z) ability to manage risks associated with the Company’s international sales and operations; (aa) ability to maintain effective internal controls; and (bb) other factors more fully discussed in MoneyGram’s filings with the Securities and Exchange Commission. Actual results may differ materially from historical and anticipated results. These forward-looking statements speak only as of the date on which such statements are made, and MoneyGram undertakes no obligation to update such statements to reflect events or circumstances arising after such date.
Contacts
For MoneyGram:
Don Duffy (Investors) 203-682-8200
Michael Fox (Media) 203-682-8215 or 203-258-9527
For Thomas H. Lee Partners, L.P.:
Jeffrey Taufield/Kimberly Kriger
Kekst and Company
(212) 521-4800
For Goldman Sachs:
Andrea Raphael
212-357-0025